UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):    August 10, 2009

Universal Travel Group
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-51516 (Commission File Number)	90-0296536 (I.R.S. Employer Identification No.)

Shennan Road, Hualian Center, Room 301 - 309 Shenzhen, People’s Republic of China (Address of principal executive offices) (zip code)

86 755 836 68489 (Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On August 10, 2009, the Company entered into a Make Good Securities Escrow Supplement Agreement (the “Supplement Agreement”) with its investors (“Investors”) under that certain Securities Purchase Agreement dated August 28, 2008.  Pursuant to the Supplement Agreement, Section 1.6 of the Make Good Securities Escrow Agreement that it had executed with its Investors on August 28, 2008 is amended to exclude the effects of EITF 07-5 when determining whether the 2008 Performance Threshold and the 2009 Performance Threshold have been reached by the Company.

Also on August 10, 2009, the Company entered into an Agreement to Amend Warrants with the Investors to amend the warrants sold to the Investors on August 28, 2008.  Section 7d of the warrants is amended to (i) limit the instances in which a dilutive issuance will cause an adjustment to the exercise price of the Investor warrants and (ii) eliminate the provision that correspondingly increased the number of shares underlying the Investor warrants in the event of a dilutive issuance that causes an adjustment to the exercise price.

As part consideration of the Investors’ agreement  to amend the warrants,  the Company agreed to grant the Investors a cashless exercise feature to their warrants.

A copy of the Supplement Agreement and Agreement to Amend Warrants is attached hereto and marked “Exhibit 10.1” and “Exhibit 10.2” respectively.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	Make Good Securities Escrow Supplement Agreement dated August 10, 2009 between Company and its investors under that certain Securities Purchase Agreement dated August 28, 2008.

10.2	Agreement to Amend Warrants dated August 10, 2009 between Company and its investors under that certain Securities Purchase Agreement dated August 28, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 10, 2009	UNIVERSAL TRAVEL GROUP

	By:	/s/ Jiangping Jiang
Jiangping Jiang
Chairwoman and Chief Executive Officer